M-WISE, INC.
                                 (THE "COMPANY")




                         ISRAEL SHARE OPTION PLAN (2001)




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                                TABLE OF CONTENTS

1.     Preamble.

2.     Administration of the Plan.

3.     Shares Subject to the Plan.

4.     Option Exercise Prices.

5.     Exclusivity of the Plan.

6. Grant of the Options and Issuance of the Shares to the Trustee; Voting of Shares

7.     Option or Share Purchase Agreement; Termination of Employment.

8.     Acceleration of an Option.

9.     Term of Options; Exercise.

10.    Additional Documents.

11.    Taxation.

12.    Dividends.

13. Rights and/or Benefits arising out of the Employee/Employer Relationship and the Absence of an Obligation to Employ.

14.    Adjustments Upon Changes in Capitalization.

15.    Term, Termination and Amendment.

16.    Effectiveness of the Plan.

17. Release of the Trustee and the Attorney from Liability and Indemnification.

18.    Governing Law.



APPENDICES


Appendix A: Employee's Notice to the Trustee as to Exercise of the Option
            (Section 9.2).

Appendix B: Notice to the Company of Exercise of the Option by the Trustee
            (Section 9.4).

Appendix C: Proxy and Power of Attorney (Section 10.2).




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1.     PREAMBLE

       1.1 This plan, as amended from time to time, shall be known as the "m-Wise, Inc. Israel Share Option Plan (2001)" (the "PLAN"). The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and service providers of the Company and/or of subsidiaries and/or of affiliated companies of the Company (each a "RELATED COMPANY" and collectively, "RELATED COMPANIES") by providing them with the opportunity to purchase shares of the Company.

              The Plan is designed to comply with Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended from time to time, or any provision which may amend or replace it (the "ORDINANCE" and "SECTION 102") and the rules, regulations and orders or procedures promulgated thereunder from time to time, as amended or replaced from time to time (the "RULES"), to designate them as either grants made through a trustee or not through a trustee and to enable the Company and grantees hereunder to benefit from Section 102 and the Rules, and also to enable the Company to grant options and issue shares outside the context of
              Section 102. The Company, however, does not warrant that the Plan will be recognized by the income tax authorities or that future changes will not be made to the provisions of applicable laws, rules, regulations or the Rules, which are promulgated from time to time, or that any exemption or benefit currently available pursuant to Section 102 or otherwise will not be abolished.

       1.2 Should any provision of Section 102, regulations thereunder or the Rules which apply to employees or any such other grantees as applicable under the provisions of Section 102 and the Rules, be amended, such amendment shall be deemed included in the Plan with respect to options granted or shares issued in the context of
              Section 102. Where a conflict arises between any section of the Plan, the Agreement (as defined in Section 7 below) or their application, on the one hand, and the provisions of any tax law, rule or regulations, including without limitation the Ordinance and/or the Rules, whether relied upon for tax relief or otherwise, on the other hand, the latter shall prevail and the Board of Directors of the Company (the "BOARD") in its sole discretion shall determine the necessary changes to be made to the Plan and its determination regarding this matter shall be final and binding.

       1.3 In the event the Company's shares should be registered for trading on any stock exchange, whether in the United States or elsewhere, the options and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time. In such case, by means of a Board resolution, the Plan and the agreements prepared pursuant hereto, may be amended as necessary to meet such requirements. In the event of a contradiction between any such amendment and the Plan's provisions, the amendment shall prevail.

2.    ADMINISTRATION OF THE PLAN

       2.1 The Plan shall be administered by the Board and/or by any committee of the Board so designated by the Board. Any subsequent references herein to the Board shall also mean any such committee if appointed and, unless the powers of the committee have been specifically limited by law or otherwise, such committee shall have all of the powers of the Board granted herein. Subject to Sections 4 and 15 herein and applicable law and without derogating from the generality of the foregoing, the Board shall have plenary authority to determine the terms and conditions of all options (which need not be identical), including, without limitation, the purchase price of the shares covered by each option, the method of payment of the exercise price (whether by cash, check, promissory note, consideration received by the Company by cashless exercise, or any combination of the foregoing), the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, whether or not an option shall be granted pursuant to Section 102, and if so, whether such



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              option be granted to a trustee under the Ordinance, the election of the "Work Income Route" according to Section 102(b)(1) of the Ordinance or the "Capital Gains Route" according to Section 102(b)(2) of the Ordinance or otherwise when an option can be exercised and whether in whole or in installments and to make any other elections with respect to the Plan pursuant to applicable law. Subject to Section 15, the Board shall have plenary authority to construe and interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and decisions of the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, grantees and their estates and beneficiaries.

       2.2 Any directive or notice signed by a member of the Board shall constitute conclusive proof and authority for every act or decision of the Company.

       2.3 No director or officer of the Company shall be personally liable or obligated to any grantee as a result of any decision made and/or action taken with respect to the Plan or its execution.

3.     SHARES SUBJECT TO THE PLAN

       The shares subject to the Plan shall be shares of Common Stock of the Company, par value $0.0017 each (the "COMMON STOCK"). The maximum number of shares that may be issued under the Plan is 2,403,672 shares of Common Stock, as such number of shares may be adjusted in accordance with
       Section 14. Such shares may be in whole or in part, as the Board shall from time to time determine and subject to applicable law, authorized and unissued shares of Common Stock or issued and fully paid shares of Common Stock which shall have been purchased by the Company or the Trustee (as hereinafter defined) hereunder with funds provided by the Company. If any option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, such shares subject thereto shall again be available for the purposes of the Plan. Any increase in the maximum number of shares shall be recommended by the Board and shall require the approval of a general meeting of the stockholders of the Company, as more fully detailed in Section 15 below.

4.     OPTION EXERCISE PRICES

       The consideration to be paid by a grantee for each share purchased by exercising an option (the "OPTION EXERCISE PRICE") shall be as determined by the Board in any particular instance of grant.



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       The Board may, in its discretion, grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having an Option Exercise Price lower than provided in the option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of this Plan, provided that such new Option Exercise Price shall not be less than the par value of the shares subject to the new option.

5.     EXCLUSIVITY OF PLAN

       Unless otherwise determined by the Board in any particular instance or as part of the Agreement, each grantee hereunder will be required to declare and agree that all prior agreements, arrangements and/or understandings with respect to shares of the Company or options to purchase shares of the Company which have not actually been issued or granted prior to execution of the Agreement shall be null and void and that only the provisions of the Plan and/or the Agreement shall apply. Except and to the extent otherwise expressly provided in the Agreement, nothing in the Agreement or in the provisions thereof shall derogate from anything contained in the Plan.

       Notwithstanding the above, the adoption of this Plan, by itself, shall not be construed as amending, modifying or rescinding any incentive arrangement previously approved by the Board or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

6. GRANT OF THE OPTIONS AND ISSUANCE OF THE SHARES TO THE TRUSTEE; VOTING OF SHARES

       6.1 Shares issued upon exercise of an option shall be issued to the grantee or to the Trustee, in the name of the grantee and/or on his or her behalf, at the sole discretion of the Board. In the event that the Board grants an option to be held by the grantee, upon the exercise thereof, unless otherwise provided for in the Agreement or by the Board, all rights conveyed to the Trustee according to this Plan with respect to shares issued upon the exercise of an option shall be awarded to said grantee.

       6.2 The Board shall appoint a trustee for the purposes of this Plan (the "TRUSTEE"). The Trustee shall have all the powers provided by law, the trust agreement with the Company, Section 102, the Rules and the Plan and shall act pursuant to the provisions thereof, as they shall apply from time to time. The Company shall pay the Trustee a fee as shall be agreed between the Trustee and the Company. The Board shall be entitled to replace the Trustee and/or to nominate another person to serve as a Trustee in lieu of the existing Trustee at its sole discretion, subject to applicable law, and that the new Trustee shall have the same powers and authority which this Plan grants the Trustee.

       6.3 Unless otherwise determined by the Board, all option awards shall be issued by the Company in the name of the Trustee and the share certificates representing any shares issued pursuant to options exercised hereunder, and all rights deriving from or in connection therewith, including, without limitation, any bonus shares (including stock dividends) issued in connection therewith, shall be issued by the Company in the name of the Trustee in trust for the designated grantee and shall be deposited with the Trustee, held by him and registered in his name in the register of members of the Company for such period as determined by the Board but, in



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              the case of grants pursuant to Section 102, not less than the period set forth therein or otherwise required with respect thereto pursuant to Israeli law, regulations promulgated thereunder or the Rules, as shall be in effect from time to time(the " LOCK-UP PERIOD"). Furthermore, options granted or shares issued pursuant to Section 102 may not be sold until the end of the Lock-up Period, unless otherwise allowed or determined by the Israeli tax authorities.

       6.4    Without derogating from the provisions of Sections 6.3 above or
              6.8 below, and unless otherwise determined by the Board generally or in any particular instance, the shares issued with respect to any options granted hereunder and all rights deriving from or in connection therewith including, without limitation, any bonus shares (including stock dividend) issued in connection therewith, will be held by the Trustee and registered in his name until the consummation of the initial underwritten public offering of the Company's shares, pursuant to an effective registration statement, prospectus or similar document in the USA or such other jurisdiction as is determined by the Board (the "IPO"), after which time the grantee for whom they are being held may request the registration in his name and transfer to him, subject to the provisions of Israeli and Delaware law, Section 102, regulations promulgated thereunder or the Rules and the Plan all as shall be in effect from time to time (e.g., payment of taxes, etc.). After the consummation of the IPO, options granted pursuant to Section 102 will be held by the Trustee for not less than the Lock-up Period.

       6.5 Options granted hereunder shall not confer upon the grantee any of the rights of a stockholder of the Company with respect to the shares subject to such options until such shares are issued upon the exercise of the options and transferred and registered in the name of the grantee as provided for herein.

       6.6 For as long as any shares are held by the Trustee or registered in his name or for as long as the certificates representing any shares are held by the Trustee, the Trustee alone shall be entitled to receive every notice to which a stockholder is entitled, or to demand any information, and any financial and/or other report to which a stockholder is entitled from the Company, and only he or whomever he shall designate pursuant to the Proxy and Power of Attorney referred to and as defined in Section 10.2 below (the "ATTORNEY"), shall be entitled to exercise every other right of the stockholders of the Company, including, without limitation, the right to participate in and to vote at all stockholders' meetings and to sign any resolution in writing on behalf of the shares held by the Trustee or registered in its name. No grantee shall be entitled to exercise any of these rights as a stockholder of the Company nor make any demand or request of the Trustee and/or of the Attorney in this regard for as long as the shares are held by the Trustee or registered in the Trustee's name.

       6.7 Shares registered in the Trustee's name shall be represented at all meetings of stockholders of the Company by the Trustee but shall either abstain or be voted in the same manner and proportion as the other shares or capital stock represented at the meeting, at the Trustee's discretion.

       6.8 Nothing in the aforegoing provisions shall derogate from the power of the Board to grant options or to allot shares to the Trustee otherwise than under the provisions of Section 102 and the Rules or to allot shares or grant options to grantees directly otherwise



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              than through the Trustee or on terms which differ from those specified above or to approve the transfer of shares from the Trustee to the name of any grantee(s) upon such conditions as shall be determined by the Board.

7.     OPTION OR SHARE PURCHASE AGREEMENT; TERMINATION OF EMPLOYMENT

       Unless otherwise determined by the Board, every grantee shall be required to sign an option or share purchase agreement or other document as shall be determined by the Board, in the form approved by the Board (the "AGREEMENT").

       The Agreement need not be identical with respect to each grantee. The following terms, however, shall apply to all options, and, mutatis mutandis, shares, unless expressly otherwise determined in the Agreement or by the Board in respect of a particular option:

       7.1 The Option Exercise Price shall be paid by the grantee to the Company no later than the date of exercise of the option..

       7.2 The grantee shall have no right of first refusal to purchase shares of the Company which may be offered for sale by stockholders of the Company, and shall have no pre-emptive rights to purchase shares which are being allotted or shall in the future be allotted by the Company, to the extent any such rights otherwise exist.

7.3 The option and/or the right to the option and/or the shares thereunder are personal and except insofar as is specified in this Plan, and, where applicable, subject to Section 102 and the Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the grantee the option may only be exercised by the designated grantee or, if granted to the Trustee, by the Trustee on behalf of the designated grantee. A note as to the provisions of this sub-section or a legend may appear on any document which grants the option and in particular in the Agreement, and also on any share certificate.

        7.4. Unless otherwise determined by the Board, the right to exercise the option is granted to the Trustee on behalf of the grantee. Vesting shall be in installments, gradually over a period of 4
              (four) years from the date of grant of the option or such other period or periods as determined by the Board. Unless otherwise determined, at the conclusion of each period for the exercise of the option as determined in the Agreement ("VESTING PERIODS"), the option may, from time to time, be exercised in relation to all the shares allocated for that period in such manner that at the end of the 1 (one) year from the granting of the option the Trustee shall, in the absence of a contrary determination in the Agreement, be entitled to exercise on behalf of the grantee and at his request 1/4 (quarter) of the options granted by the Company and at the end of each three months period thereafter another 1/16 of options granted, PROVIDED that, unless otherwise determined by the Board, upon each of such vesting dates the grantee continues to be employed or engaged by, or provide services to, the Company or a Related Company on a continual basis from the date of the grant thereof.


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              In addition, during each of the Vesting Periods, the option may be exercised in relation to all or part of the shares allocated for any previous Vesting Period in which the option was not fully exercised, provided, subject to the provisions of Section 7.6 hereof, that at the time of the exercise of the option the grantee has continued to be employed or engaged by the Company or a Related Company on a continual basis from the date of the grant thereof until the date of their exercise. After the end of the Vesting Periods and during the balance of the option period, the option may be exercised, from time to time, in relation to all or part of the shares which have not at that time been exercised and which remain subject to the option, subject to the provisions of
              Section 7.6 hereof and to any condition in the Agreement, if such exists, which provides a minimum number of shares with respect to which the option may be exercised and any provision which determines the number of times that the Trustee may send the Company notice of exercise on behalf of the grantee in respect of the option. The Board shall be entitled at any time to shorten the vesting schedule or any Vesting Period.

        7.5 The Board may determine, at its sole discretion, that any grantee shall be entitled to receive the options or the shares, through the Trustee, pursuant to the provisions of this Plan or, subject to the provisions Section 102, as applicable, directly in the name of the grantee, immediately upon execution of the Agreement or on such other date or dates as the Company has undertaken towards such grantee. In the event that a grantee is exempt from the Vesting Periods (pursuant to the provisions of Section 7.4), the Board shall be entitled, subject to applicable law, to determine that where the grantee does not comply with the conditions determined by the Board or the Agreement or ceases to be an employee, director, advisor or a service provider of the Company or a Related Company, the Trustee, the Company or a Related Company shall have the right to repurchase the shares from the grantee for nominal or any other consideration paid by the grantee. The Board may set additional conditions to this right of repurchase, including without limitation the provision of appropriate arrangements for the monies which shall be available to the Trustee or a Related Company or others for the purpose of the repurchase and conditions with respect to the voting rights of the grantee, rights of first refusal or pre-emptive rights to purchase shares in the Company, to the extent such rights exist, the grantee's right to receive reports or information from the Company and the grantee's right to a dividend in respect of shares which are subject to a right of reacquisition as aforesaid. For as long as the aforegoing conditions of the Board have not been complied with or have not lapsed, as applicable, the grantee shall not be entitled to sell or charge or transfer in any other manner the shares which are subject to the right of reacquisition. As security for the compliance with this undertaking, the grantee shall deposit the stock certificate evidencing such shares subject to the right of reacquisition with the Trustee, who will release such share certificate and the shares thereunder to the grantee only after the grantee becomes entitled to the shares and the same are not subject to any other restrictive condition.

        7.6   TERMINATION OF EMPLOYMENT

7.7.1  7.6.1. TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If a
              grantee ceases to be an employee, director, advisor or service provider of the Company or a Related Company (other than upon death, disability, as provided in Section 7.6.3 below or for Cause (as defined below)) the grantee may exercise his or her options within such period of time as is specified in the Agreement to the extent that the option is exercisable on the earlier of the date of termination or notice of termination (but in no event later than the expiration of the term of such option as set forth in the Agreement). In the absence of a specified time in the Agreement, the option shall remain exercisable for thirty (30) days following the earlier of such termination or notice of termination (but only to the extent the option is exercisable at the earlier of the date of termination or notice thereof, and not beyond the scheduled expiration date).



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       7.6.2. TERMINATION FOR CAUSE. Upon termination for Cause (as such term is defined below), all options held by or on behalf of such grantee shall immediately expire upon the earlier of such termination or notice of termination (unless the Agreement provides otherwise). For purposes hereof, the term "CAUSE" shall mean any of (i) a material breach by the grantee of the grantee's obligations under any agreement with the Company or any Related Company; (ii) the commission by the grantee of an act of fraud or embezzlement against the Company or any Related Company or the willful taking of action injurious to the business or prospects of the Company or any Related Company; (iii) the conviction of the grantee of a felony; and (iv) the grantee's involvement in an act which constitutes breach of trust between the grantee and the Company or any Related Company.

       7.6.3. DISABILITY / DEATH. If the employment or engagement, as applicable, of a grantee is terminated by reason of death, disability (as determined by the Board in its absolute discretion ("DISABILITY")) or retirement after age 60 with the approval of the Board, the option shall remain exercisable for a period of one
              (1) year following such termination (but only to the extent exercisable at such termination and not beyond the scheduled expiration date).

        7.6.4. The Board may determine whether any given leave of absence constitutes a termination of employment or engagement. Options awarded under this Plan shall not be affected by any change of employment or engagement, as applicable, so long as the grantee continues to be an employee, director, advisor or service provider of the Company or a Related Company.

        7.6.5 In such case as Section 102 and the Rules shall apply to any option, where the grantee ceases to be employed or engaged by the Company or a Related Company, as applicable under the provisions of Section 102 and the Rules, prior to the termination of such period as may be prescribed by applicable law, the Ordinance, regulations or the Rules, the exemption provided by Section 102 may not, pursuant to applicable law, apply with respect to that grantee pursuant to the Rules. In such case, the grantee shall be obliged to make arrangements with the tax authorities at his expense for all taxation matters of the options and/or the shares.

        7.6.6 Notwithstanding the foregoing, the Board may in its absolute discretion, extend the period of exercise of the option by a grantee or grantees for such time as it shall determine, either with or without conditions.



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8.     ACCELERATION OF AN OPTION

       In the event the Board (or, if approval of the stockholders is required, the stockholders of the Company) shall approve the adoption of any plan or proposal for the liquidation or dissolution of the Company then, notwithstanding any contrary Vesting Periods in any Agreement or in this Plan, and unless in each case the applicable Agreement provides otherwise, one-half (1/2) of the outstanding options held by or for the benefit of any grantee and which have not yet vested shall be accelerated and become immediately vested and exercisable.

       Upon the occurrence of a "Significant Event" (as defined below), and either (i) the employment or engagement (as applicable) of a grantee with the Company or a Related Company is terminated by the Company or a Related Company within twelve (12) months thereafter (other than for Cause), (ii) a grantee resigns his employment or engagement (as applicable) with the Company or with a Related Company within such period due to an adverse change in his or her position with the Company or a Related Company (as defined in his or her employment agreement) or in circumstances which would result in such resignation being deemed termination by the Company or a Related Company pursuant to Section 11(a) of the Severance Pay Law, 1963; or (iii) the surviving corporation in a consolidation or merger, referred to in (a) below under Significant Event, does not assume the option or substitute it with an appropriate option in the surviving corporation; and unless in each case the applicable Agreement provides otherwise, then all outstanding options held by or for the benefit of any such grantee and which have not yet vested shall be accelerated and become immediately fully vested and exercisable in full (notwithstanding any contrary vesting schedule previously agreed).

       Each of the following shall be a "SIGNIFICANT EVENT": approval by the Board or (if approval of the stockholders is required) stockholder approval of: (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of shares Common Stock immediately prior to the merger (on an as-converted basis) have the same proportionate ownership of shares of Common Stock (on an as-converted basis) of the surviving corporation immediately after the merger; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company. In addition, effective from consummation of the IPO, each of the following shall also be considered a "SIGNIFICANT Event": any person or group other than the Company making a tender offer or exchange offer to acquire any shares Common Stock (or securities convertible into shares of Common Stock) for cash, securities or any other consideration, PROVIDED that: (y) at least a portion of such securities sought pursuant to the offer in question is acquired; and (z) after consummation of such offer, the person in question is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceasing for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.


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9.     TERM OF OPTIONS; EXERCISE

       9.1 The term of each option shall be for such period as the Board shall determine, but not more than 8 (eight) years from the date of grant thereof or such shorter period as is prescribed in
              Section 7.6 hereof.

        9.2 A grantee who desires that the Trustee exercise an option granted to the Trustee on his behalf shall so instruct the Trustee in writing in the form annexed hereto as APPENDIX A or in such other form as shall be approved by the Board from time to time. The notice shall be accompanied by, or specify the arrangements for, payment of the full Option Exercise Price of such shares as provided in the Agreement.

9.3     9.3   As a condition for the exercise of the option, the Company may require that the grantee shall pay, or otherwise make arrangements to the Company's satisfaction, for the payment of the tax and other obligatory payments applicable to him (including all sums payable arising out or in connection with the Company's obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan.

        9.4 Upon receipt of all the requisite documents, approvals and payments from the grantee, including without limitation sufficient proof of payment or other arrangement with respect to the payment of any applicable taxes in form satisfactory to the Company and the Trustee, the Trustee shall deliver a notice to the Company in the form annexed hereto as APPENDIX B or in such other form as shall be approved by the Board. The Company shall allot the shares in the name of the Trustee.

       9.5. A grantee who desires to exercise an option granted directly to him (and not through the Trustee), subject to the approval of the Board, shall so notify the Company in writing in such form as shall be prescribed by the Board from time to time. As a condition for the exercise of the option, the grantee shall pay or otherwise make arrangements, to the Company's satisfaction, for the payment of the tax and other obligatory payments applicable to him (including all sums payable by the Company arising out of its obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan. Upon receipt of all the requisite documents, approvals and payments from the grantee, the Company shall allot the shares in the name of the grantee.

       9.6 Without limiting the foregoing, the Board may, with the consent of the grantee, from time to time cancel all or any portion of any option then subject to exercise, and the Company's obligation in respect of such option may be discharged by: (i) payment to the grantee or to the Trustee on behalf of the grantee of an amount in cash equal to the excess, if any, of the Fair Market Value of the relevant shares at the date of such cancellation subject to the portion of the option so canceled over the aggregate purchase price of such shares; (ii) the issuance or transfer to the grantee or to the Trustee on behalf of the grantee of shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess; or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion.

              For purposes hereof, the "Fair Market Value" of the Common Stock shall mean, as of any date, the last reported sale price, on that date, of the Common Stock of the Company on the principal securities exchange on which such shares are then traded, or, in


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              the event that no sales of such shares took place on such date, the last reported sale price of such shares on such principal securities exchange on the most recent prior date on which a sale of shares took place; PROVIDED, HOWEVER, that if such shares are not publicly traded on the date as of which Fair Market Value is to be determined, "Fair Market Value" of the Common Stock shall mean the value as determined in good faith by the Board.

10.     ADDITIONAL DOCUMENTS

        10.1 Until the consummation of the IPO and whether the option or shares are granted or issued in the name of the Trustee or otherwise, the Company shall have the right to demand from the grantee at any time that the same shall provide, and the grantee shall provide, any certificate, declaration or other document which the Company shall consider to be necessary or desirable pursuant to any law, whether local or foreign (including any undertaking on the part of the grantee not to sell his or her shares during any period which shall be required by an underwriter or investment bank or advisor of the Company for the purpose of any share issue whether private or public and including any certificate or agreement which the Company shall require, if any, from the grantees as members of a class of stockholders ), or any certificate, declaration or other document the obtaining of which shall be deemed by the Board to be appropriate or necessary for the purpose of raising capital for the Company of merging the Company with another company (whether the Company is the surviving entity or not), or of reorganization of the Company, including, in the event of a consolidation or merger of the Company or any sale, lease, exchange or other transfer of all or substantially all of the assets or shares of the Company the sale or exchange, as the case may be, of any shares the grantee (or the Trustee on his behalf) may have purchased here under all as shall be deemed necessary or desirable by the Board.

              As long as the shares and/or the options are registered in the Trustee's name, the same shall be authorized to sign the grantee's name and on his behalf on any of the aforesaid documentation. In the event that the options or Shares have been transferred into the name of the grantee, and he or she has refused to confirm any document required by the Company as aforesaid by placing his or her signature thereon, the Trustee shall be entitled, at the request of the Company, to sign any document in the name of the grantee and on his or her behalf.

       10.2 Without derogating from the generality of the aforesaid and in order to guarantee the aforesaid, and because the rights of the Company and the other stockholders are dependent thereon, the grantee shall, unless otherwise determined by the Board, upon signing the Agreement and as a condition to the grant of any options hereunder, execute the Proxy and Power of Attorney attached hereto as APPENDIX C, or in such other form as shall be approved by the Board from time to time, irrevocably empowering the Trustee and/or the Attorney, until consummation of the IPO, to sign any document and take any action in his name as aforesaid, and the grantee shall have no complaint or claim against the Trustee and/or the Attorney in respect of any such signature or action, or in respect of any determination of the Trustee pursuant hereto, including pursuant to Section 6.6 or to Section 10.1 above in respect of such signature. The grantee will authenticate his signature in the presence of a notary if he shall be asked to do so by the Company, in order to give full validity to the said power of attorney.


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11.    TAXATION

       11.1   GENERAL

              Subject to applicable law, the grantee shall be liable for all taxes, duties, fines and other payments which may be imposed by any tax authorities (whether in Israel or abroad) and for every obligatory payment of whatever source in respect of the options, the shares (including, without limitation, upon the grant of the options, the exercise of the options, the sale of the shares or the registration of the shares in the grantee's name) or dividends or any other benefit in respect thereof and/or for all charges which shall accrue to the grantee, the Company, any Related Company and/or to the Trustee in connection with the Plan, the options and/or the shares, or any act or omission by the grantee or the Company in connection therewith or pursuant to any determination by the applicable tax or other authorities.

       11.2   DEDUCTION AT SOURCE

              The Company (including any Related Company) and/or the Trustee shall have the right to withhold or to require the grantee to pay an amount in cash or to retain or sell without notice shares of Common Stock in value sufficient to cover any tax or obligatory payment required by any governmental or administrative authority to be withheld or otherwise deducted and paid with respect to the options or the shares of Common Stock subject thereto (including, without limitation, upon their grant, exercise or sale or the registration of the shares of Common Stock in the grantee's name) or with respect to dividends or any other benefits in respect thereof ("WITHHOLDING TAX"), and to make payment (or to reimburse itself or himself for payment made) to the appropriate tax or other authority of an amount in cash equal to the amount of such Withholding Tax. Notwithstanding the foregoing, the grantee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company and/or the Trustee with funds sufficient to enable the Company and/or the Trustee to pay such Withholding Tax.

       11.3   CERTIFICATE OF AUTHORIZATION OF ASSESSING OFFICER

              The Company (including any Related Company) or the Trustee shall at any time be entitled to apply to the Assessing Officer, and in the case of a grantee abroad, to any foreign tax authority, for receipt of their certificate of authorization as to the amount of tax which the Company or any Related Company or the grantee or the Trustee is to pay to the tax authorities resulting from granting the options or allotting the shares, or regarding any other question with respect to the application of the Plan.

12.    DIVIDENDS

       The shares of Common Stock received as a result of the exercise of the options shall participate equally with the Company's other Common Stock in every cash dividend which shall be declared and distributed subject to the following provisions:


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       12.1   A cash dividend shall be distributed only to persons registered in the register of members as stockholders on the record date fixed for the distribution of the dividend.

       12.2 A dividend with regard to shares which are registered in the name of the Trustee shall be paid to the Trustee, subject to any lawful deduction of tax, whether such rate is at the usual rate applicable to a dividend or at a higher rate. The Trustee shall transfer the dividend to the grantees in accordance with instructions that he shall receive from the Company. Alternatively, the Company shall be entitled to pay the dividend directly to the grantee subject to the deduction of the applicable tax.

       12.3 Without derogating from the provisions of Sections 11.2 and 12.2 hereof, the Company or the Trustee shall be entitled to set off and deduct at source from any dividend any sum that the grantee owes to the Company (including any Related Company) or the Trustee, whether under the Plan or otherwise, and/or any sum that the grantee owes to the tax or other authorities.

13. RIGHTS AND/OR BENEFITS ARISING OUT OF THE EMPLOYEE/ EMPLOYER RELATIONSHIP AND THE ABSENCE OF AN OBLIGATION TO EMPLOY

       13.1 Other than with respect to social security payments if required to be made by the Company or any Related Company as a result of its choice of the tax treatment of the options pursuant to Section 102, no income or gain which shall be credited to or which purports to be credited to the grantee as a result of the Plan, shall in any manner be taken into account in the calculation of the basis of the grantee's entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship. If, pursuant to any law, the Company or any Related Company, shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the grantee, the grantee shall indemnify the Company or any Related Company, against any expense caused to it in this regard.

       13.2 Nothing in the Plan shall be interpreted as obliging the Company or any Related Company to employ or engage the services, as applicable, of the grantee and nothing in the Plan or any option granted pursuant thereto shall confer upon any grantee any right to continue in the employment or the engagement, as applicable, of the Company or any Related Company or restrict the right of the Company or any Related Company to terminate such employment or engagement at any time. The grantee shall have no claim whatsoever against the Company or any Related Company as a result of the termination of his or her employment or engagement, including, without limitation, any claim that such termination causes any options to expire and/or prevents the grantee from exercising the options and/or from receiving or retaining any shares pursuant to any agreement between him or her and the Company, or results in any loss due to an imposition, or earlier than anticipated imposition, of tax or other liability pursuant to applicable law.



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14.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

       Notwithstanding any other provisions of the Plan, the Board shall take such actions, if any, as it deems appropriate for the adjustment of the number and class of shares subject to each unexercised or unvested option and in the option prices in the event of an IPO, changes in the outstanding share capital of the Company by reason of any stock dividend (bonus shares), stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization. In the event of any such event, the Board may make any adjustments it deems appropriate, including in the aggregate number and class of shares available under the Plan, and the Board's determination in this regard shall be conclusive.


15.    TERM, TERMINATION AND AMENDMENT

       Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted after, the tenth (10th) anniversary of the date the Plan is adopted by the Board. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; PROVIDED, HOWEVER, that, without derogating from the provisions of Section 1 or Section 3 above, the Board may not, without approval of a general meeting of the stockholders of the Company (or by a resolution in writing of the stockholders), by the holders of a majority of the outstanding shares of capital stock of the Company with voting rights present and voting at a duly held meeting at which a quorum is present (or by a resolution in writing of the stockholders as aforesaid), increase the maximum number of shares of Common Stock as to which options may be granted under the Plan (except by adjustment pursuant to Section 14) or extend the termination date of the Plan. Options granted prior to termination of the Plan may, subject to the terms of the Plan and any Agreement, be exercised thereafter. Without derogating from the provisions of Sections 1.2-1.3, unless otherwise provided for herein or in the Agreement, any amendment or modification of the Plan shall be deemed included in the Plan with respect to options granted or shares issued thereunder from time to time, PROVIDED, THAT, no amendment or modification of the Plan may, without the consent of the grantee to whom any option shall theretofore have been granted, adversely affect the rights of such grantee under such option.

16.    EFFECTIVENESS OF THE PLAN

       The Plan shall become effective as of the date determined by the Board.

17. RELEASE OF THE TRUSTEE AND THE ATTORNEY FROM LIABILITY AND INDEMNIFICATION

       In no event shall the Trustee or the Attorney be liable to the Company and/or any grantee under the Plan and/or any third party (including without prejudice to the generality of the aforegoing, to the income tax authorities and any other governmental or administrative authority), or to a purchaser of shares from any grantee or the Trustee with respect to any act which has been or will be carried out and/or any opinion which has been or will be given in relation to the Plan, its execution and any matter connected thereto or arising therefrom. The Company will not, and the grantee will be required to covenant upon signing the Agreement that he will not, make any claim against the Trustee or the Attorney in any manner whatsoever and on any ground whatsoever and they expressly agree that if the Trustee or the Attorney are sued by them, then the Trustee or the Attorney shall be entitled by virtue of this Section alone to apply to the court for dismissal of the action against them with costs. The Company covenants and agrees that if an action is commenced by any third party against the Trustee or the Attorney they shall be entitled, without any objection on the Company's part to join the Company as a third party to any action and a judgment against them will be paid by the Company.


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       The Company covenants and the grantee will be required to covenant to indemnify the Trustee and/or the Attorney against any liability in relation to any claim and/or demand made against the Trustee and/or the Attorney by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan.

18.    GOVERNING LAW

       The Plan and all instruments issued thereunder shall be governed by and construed in accordance with the laws of the State of Israel.
















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